Exhibit 10.1

2020 AMENDMENT

BancFirst Corporation Thrift Plan

BY THIS AGREEMENT, BancFirst Corporation Thrift Plan (herein referred to as the "Plan") is hereby amended as follows, effective as of January 1, 2020, except as otherwise provided herein:

1.	The section of the Adoption Agreement entitled "CONTRIBUTION TYPES" is amended as follows:

CONTRIBUTION TYPES (1.12). The selections made below should correspond with the selections made under Article III of this Adoption Agreement. (If this is a frozen Plan (i.e., all contributions have ceased), choose (a) only.):

Frozen Plan. See Sections 3.01(J) and 11.04.

(a)	[n/a]Contributions cease. All Contributions have ceased or will cease (Plan is frozen).
(1)	[n/a]Effective date of freeze: [Note: Effective date is optional unless this is the amendment or restatement to freeze the Plan.]

[Note: Elections 20 through 30 and Elections 36 through 38 do not apply to any Plan Year in which the Plan is frozen.]

Contributions. The Employer and/or Participants, in accordance with the Plan terms, make the following Contribution Types to the Plan/Trust (Choose one or more of (b) through (h).):

(b)	[X]Pre‑Tax Deferrals. See Section 3.02 and Elections 20‑23, and 34.
(1)	[X]Roth Deferrals. See Section 3.02(E) and Elections 20, 21, and 23. [Note: The Employer may not limit Elective Deferrals to Roth Deferrals only.]
(c)

[X]Matching. See Sections 1.35 and 3.03 and Elections 24‑26. [Note: The Employer may make an Operational QMAC without electing 6(c). See Section 3.03(C)(2). Do not elect for a safe harbor plan; use 6(e) instead.]

(d)	[X]Nonelective. See Sections 1.38 and 3.04 and Elections 27-29. [Note: The Employer may make an Operational QNEC without electing 6(d). See Section 3.04(C)(2).]
(e)

[n/a]Safe Harbor/Additional Matching. The Plan is (or pursuant to a delayed election, may be) a safe harbor 401(k) Plan. The Employer will make (or under a delayed election, may make) Safe Harbor Contributions as it elects in Election 30. The Employer may or may not make Additional Matching Contributions as it elects in Election 30. See Election 26 as to matching Catch‑Up Deferrals. See Section 3.05.

(f)	[ ]Employee (after‑tax). See Section 3.09 and Election 36.
(g)

[n/a]SIMPLE 401(k). The Plan is a SIMPLE 401(k) Plan. See Section 3.10. [Note: The Employer electing 6(g) must elect a calendar year under 3(a) and may not elect any other Contribution Types except under Elections 6(b) and 6(h).]

(h)	[n/a]Designated IRA. See Section 3.12 and Election 37.

2.	The section of the Adoption Agreement entitled "EMPLOYEE (AFTER‑TAX) CONTRIBUTIONS" is amended as follows:

EMPLOYEE (AFTER‑TAX) CONTRIBUTIONS (3.09). The following additional elections apply to Employee Contributions under Election 6(f). (Choose one or both of (a) and (b) if applicable.):

(a)	[n/a]Additional limitations. The Plan permits Employee Contributions subject to the following limitations, if any, in addition to those already imposed under the Plan:

[Note: Any designated limitation(s) must be the same for all Participants and must be definitely determinable (e.g., Employee Contributions may not exceed the lesser of $5,000 dollars or 10% of Compensation for the Plan Year and/or Employee Contributions may not be less than $50 or 2% of Compensation per payroll period).]

(b)	[n/a]Apply Matching Contribution. For each Plan Year, the Employer's Matching Contribution made as to Employee Contributions is:

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3.The section of the Adoption Agreement entitled "IN‑SERVICE DISTRIBUTIONS/EVENTS" is amended as follows:

IN‑SERVICE DISTRIBUTIONS/EVENTS (6.01(C)). A Participant may elect an In‑Service Distribution of the designated Contribution Type Accounts based on any of the following events in accordance with Section 6.01(C) (Choose one of (a) or (b).):

[Note: If the Employer elects any In‑Service Distribution option, a Participant may elect to receive as many In‑Service Distributions per Plan Year (with a minimum of one per Plan Year) as the Plan Administrator's In‑Service Distribution form or policy may permit. If the form or policy is silent, the number of In‑Service Distributions is not limited. Prevailing Wage Contributions are treated as Nonelective Contributions. See Section 6.01(C)(4)(d) if the Employer elects to use Prevailing Wage Contributions to offset other contributions.]

(a)

[n/a]None. The Plan does not permit any In‑Service Distributions except as to any of the following (if applicable): (i) RMDs under Section 6.02; (ii) Protected Benefits; and (iii) Designated IRA Contributions. Also see Section 6.01(C)(4)(e) with regard to Rollover Contributions, Employee Contributions and DECs.

(b)	[X]Permitted. In‑Service Distributions are permitted as follows from the designated Contribution Type Accounts (Choose one or more of (1) through (9).):

[Note: Unless the Employer elects otherwise in Election (b)(9) below, Elective Deferrals under Election 47(b) includes Pre‑Tax and Roth Deferrals and Matching Contributions includes Additional Matching Contributions (irrespective of the Plan's ACP testing status).]

	(1)	(2)	(3)	(4)	(5)	(6)	(7)
	All Contrib.	Elective Deferrals	Safe Harbor Contrib.	QNECs	QMACs	Matching Contrib.	Nonelective/ SIMPLE
(1)[n/a] None. Except for Election 47(a) exceptions.	N/A (see Election 47(a))	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
(2) [X] Age. Choose one or both of a. and b.):
a. [X]Age. 65 (must be at least 59 1/2).	[X] OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
b. [n/a] Age.__ (may be less than 59 1/2).	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]
(3) [X] Hardship. Choose one or both of a. and b.):
a. [X]Hardship (safe harbor). See Section 6.07(A).	N/A	[X]	N/A	N/A	N/A	[X]	[X]
b. [n/a] Hardship (non-safe harbor). See Section 6.07(B).	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]

(4) [n/a] Disability.	[ ] OR	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
(5) [n/a] ___year contributions. (specify minimum of two years) See Section 6.01 (C)(4)(a)(i).	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]
(6) [n/a] ___months of participation. (specify minimum of 60 months) See Section 6.01 (C)(4)(a)(ii).	N/A	N/A	N/A	N/A	N/A	[ ]	[ ]
(7) [X] Qualified Reservist Distribution. See Section 6.01 (C)(4)(b)(iii).	N/A	[X]	N/A	N/A	N/A	N/A	N/A
(8) [n/a] Deemed Severance Distribution. See Section 6.11.	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

(9)

[X]Describe: A Participant's vested benefits related to accounts transferred from the Wilcox & Jones, Inc. 401(k) Retirement Savings Plan or the Lincoln National Bank 401(k) Plan may be distributed at the request of the applicable Participant upon such Participant attaining age 59 1/2.  In addition, a Participant's benefits related to Elective Deferral Accounts transferred from the Ramey and Walsh Banking Group Savings Incentive and Profit Sharing Plan may be distributed to such Participant upon the Participant attaining age 59 1/2.  In addition, a Participant's elective deferral, matching contribution, QNEC and QMAC accounts transferred from the First Bank & Trust Company 401(k) Retirement Savings Plan may be distributed as the request of the Participant beginning as of the date the Participant attains age 59 1/2. A Participant's vested benefits related to accounts transferred from the Pegasus Bank 401(k) may be distributed at the request of the applicable Participant upon such Participant attaining age 59 1/2.

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BancFirst Corporation has executed this Amendment on the date set forth below.

BancFirst Corporation

Date: December 17, 2020By: /s/ Randy Foraker

Title: Secretary

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